Exhibit 10.1

EXECUTION VERSION

RELEASE AGREEMENT

This RELEASE AGREEMENT (this "Agreement") is entered into as of September 26, 2025 (the "Effective Date"), by and among Papaya Growth Opportunity Corp. I, a Delaware corporation ("Papaya"), Forbes & Manhattan Resources Inc., an Ontario corporation ("FMR"), and F&M Merger Sub 1 Inc., a Delaware corporation ("Merger Sub"). Papaya, FMR, and Merger Sub are collectively referred to herein as the "Parties" and each individually as a "Party."

RECITALS

WHEREAS, on April 1, 2025, the Parties entered into that certain Business Combination Agreement (the "BCA");

AND WHEREAS, the Parties are entering into an amendment to the BCA (the "Amendment") pursuant to which FMR and Merger Sub will no longer be parties to the BCA; and

AND WHEREAS, in connection with the Amendment and as a condition thereto, Papaya has agreed to release FMR, Merger Sub, and their respective Released Parties (as defined below) from any and all liabilities arising under or related to the BCA.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Release

(a) Papaya, for itself and on behalf of its affiliates, successors, assigns, officers, directors, employees, agents, and representatives (collectively, the "Papaya Releasing Parties"), hereby unequivocally and irrevocably releases, acquits, and forever discharges FMR, Merger Sub, and each of their respective affiliates, successors, assigns, officers, directors, employees, agents, representatives, heirs, executors, administrators, and any other related persons or entities (collectively, the "FMR Released Parties"), from any and all past, present, direct, indirect, known, unknown, asserted, unasserted, contingent, or non-contingent claims, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, demands, liabilities, obligations, fees, expenses, attorney's fees, or any other form of relief whatsoever, whether in law, equity, admiralty, or otherwise (collectively, "Papaya Claims"), that the Papaya Releasing Parties ever had, now have, or hereafter may have against the FMR Released Parties, arising out of, relating to, or in any way connected with the BCA, including but not limited to any performance, non-performance, breach, or termination thereunder, from the beginning of the world to the Effective Date.

(b) FMR, for itself and on behalf of its affiliates, successors, assigns, officers, directors, employees, agents, and representatives (collectively, the "FMR Releasing Parties"), hereby unequivocally and irrevocably releases, acquits, and forever discharges Papaya and each of its affiliates, successors, assigns, officers, directors, employees, agents, representatives, heirs, executors, administrators, and any other related persons or entities (collectively, the "Papaya Released Parties"), from any and all past, present, direct, indirect, known, unknown, asserted, unasserted, contingent, or non-contingent claims, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, demands, liabilities, obligations, fees, expenses, attorney's fees, or any other form of relief whatsoever, whether in law, equity, admiralty, or otherwise (collectively, "FMR Claims" and, together with the Papaya Claims, collectively, “Claims”), that the FMR Releasing Parties ever had, now have, or hereafter may have against the Papaya Released Parties, arising out of, relating to, or in any way connected with the BCA, including but not limited to any performance, non-performance, breach, or termination thereunder, from the beginning of the world to the Effective Date.

2. Covenant Not to Sue

(a) Papaya covenants and agrees that it will not, and will cause the other Papaya Releasing Parties not to, institute, maintain, or prosecute any action, claim, suit, proceeding, or demand in any court, tribunal, or forum against any of the FMR Released Parties with respect to any Papaya Claims released hereunder.

(b) FMR covenants and agrees that it will not, and will cause the other FMR Releasing Parties not to, institute, maintain, or prosecute any action, claim, suit, proceeding, or demand in any court, tribunal, or forum against any of the Papaya Released Parties with respect to any FMR Claims released hereunder.

3. Representations and Warranties

Each Party represents and warrants to the others as follows:

(a) It has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation, enforceable against it in accordance with its terms.

(c) It has not assigned, transferred, or otherwise disposed of any Claims released hereunder to any third party.

4. No Admission of Liability

The execution of this Agreement and the releases contained herein shall not be construed as an admission of liability by any Party, and each Party expressly denies any liability.

5. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

6. Entire Agreement

This Agreement constitutes the entire understanding and agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and representations, whether written or oral.

7. Amendments

This Agreement may not be amended, modified, or waived except in a writing signed by all Parties hereto.

8. Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart.

9. Severability

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

PAPAYA GROWTH OPPORTUNITY CORP. I

By:	/s/ Clay Whitehead

Name: Clay Whitehead

Title: Chief Executive Officer

FORBES & MANHATTAN RESOURCES INC.

By:	/s/ Stan Bharti

Name: Stan Bharti

Title: Director

F&M MERGER SUB 1 INC.

By:	/s/ Stan Bharti

Name: Stan Bharti

Title: Director

[Signature Page to Release Agreement]